EXHIBIT 10.1

Seaside 88, LP
750 Ocean Royale Way
Suite 805
North Palm Beach, FL 33408

NanoViricides, Inc.
135 Wood Street
Suite 205
West Haven, CT 06516
Attention:

Re:
Letter Agreement and Amendment with respect to Follow-On Offering pursuant to that certain Securities Purchase Agreement, dated as of May 11, 2010, by and between NanoViricides, Inc. and Seaside 88, LP (the “Agreement”)

Gentlemen:

This Letter Agreement and Amendment is to confirm the option exercise of Seaside 88, LP (the “Purchaser”), pursuant to Section 2.3 of the Agreement, to purchase an additional 500,000 shares of the Series B Stock of NanoViricides, Inc. (the “Company”) in the Follow-On Offering pursuant to the terms set forth in the Agreement, as amended hereby. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

By execution hereof, the Company acknowledges that the Purchaser shall purchase the Additional Shares at two closings, at each of which the Company will issue and sell to the Purchaser 250,000 Additional Shares on the same terms and subject to the same conditions set forth in the Agreement, as the same is hereby amended as follows:

1.             The following definitions as set forth in Section 1.1 of the Agreement shall be amended hereby by deleting such definitions in their entirety and substituting therefor the following:

“Closing” means the Initial Closing and each Follow-On Closing.

“Closing Dates” means the Initial Closing Date and each Follow-On Closing Date.

“Follow-On Closings” means the two closings of the purchase and sale of the Additional Shares in the Follow-On Offering pursuant to Section 2.3.

“Follow-On Closing Dates” means the First Follow-on Closing Date and the Second Follow-on Closing Date.

2.             Section 1.1 shall be amended hereby by adding the following definitions to such section:

“First Follow-On Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchaser’s obligations purchase the first tranche of 250,000 Additional Shares and the Company’s obligations to deliver such 250,000 Additional Shares have been satisfied or waived.

“Second Follow-On Closing Date” means the day 90 days subsequent to the First Follow-On Closing Date (or, if any such day is not a Trading Day, then the first day thereafter that is a Trading Day), or such later date when all conditions precedent to the Purchaser’s obligations to purchase the second tranche of 250,000 Additional Shares and the Company’s obligations to deliver such 250,000 Additional Shares have been satisfied or waived.

3.             Section 2.3 of the Agreement shall be amended hereby by deleting such section in its entirety and substituting therefor the following:

2.3           Follow-On Offering.  At any time during the period commencing on the final Conversion Date and the date hereof upon notice to the Company, the Purchaser may purchase, on the same terms and subject to the same conditions as those contained herein, up to 500,000 additional shares of Series B Stock (the “Additional Shares”) from the Company (the “Follow-On Offering”) in two equal tranches.  On each of the Follow-On Closing Dates, upon the terms and subject to the conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 250,000 Additional Shares at the Per Share Purchase Price.  Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.4 and 2.5, the Follow-On Closings shall occur remotely via the exchange of documents and signatures on the applicable Follow-On Closing Dates.

4.             For purposes of the Follow-on Closings, Section 2.6(a) of the Agreement shall be amended hereby by deleting such section in its entirety and substituting therefor the following:

Each of the Company and Purchaser agrees that, commencing on each of the First Follow-On Closing Date and the Second Follow-on Closing Date and every fourteenth (14th) day thereafter (or, if such day in not a Trading Day, then the first day thereafter that is a Trading Day) (each, a “Conversion Date”), 40,000 Shares (or such lesser number of Shares that remains unconverted) shall automatically convert, without any action on the part of the Purchaser, into shares of Common Stock of the Company, subject to the conditions to conversion set forth herein.

Except as otherwise expressly provided in this Letter Agreement and Amendment, all provisions of the Agreement are hereby ratified and agreed to be in full force and effect, and are incorporated herein by reference.  This Letter Agreement and Amendment may be executed in separate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  This Letter Agreement and Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior written agreements and negotiations and oral understandings, if any, with respect to such subject matter.

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Sincerely,

Seaside 88, LP

		By:	Seaside 88 Advisors, LLC

		By:	/S/ William J. Ritger
William J. Ritger, Manager

Agreed and acknowledged:

NanoViricides, Inc.

By:	/s/ Anil Diwan
Name: Anil Diwan
Title: President